UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 9, 2008

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2008, Sanmina-SCI Corporation (the “Company”) amended and restated the Sanmina-SCI Corporation Deferred Compensation Plan, originally adopted effective January 1, 2003 for the benefit of certain employees of the Company (the “Employee Deferred Plan”). The Employee Deferred Plan permits participating employees to defer payment of all or a portion of their salary and bonus until a future date or dates or the occurrence of an event selected by the participant (such as retirement or termination of employment).  Prior to distribution, amounts deferred are credited with earnings and losses based on certain hypothetical investment options selected by participating employees.

Also, on June 9, 2008, the Company amended and restated the Sanmina-SCI Corporation Deferred Compensation Plan for Outside Directors, originally adopted effective June 1, 2002 (the “Director Deferred Plan”). The Director Deferred Plan permits participating non-employee members of the Company’s Board of Directors to defer payment of all or a portion of the fees payable to such directors, including the retainer for service as a member of the Board or any committees thereof and meeting fees. Fees payable in the form of restricted stock or options are not eligible for deferral. Deferred fees are converted into a number of share units determined by dividing the amount deferred by the fair market value of one share of the Company’s Common Stock on the date such fees would otherwise by payable. Such amounts are paid in the form of Common Stock following a participant’s termination of service as a director.

The Employee Deferred Plan and the Director Deferred Plan are considered “unfunded plans” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As a result, all amounts deferred are considered unsecured general obligations of the Company. The amendments to the Employee Deferred Plan and the Director Deferred Plan were adopted in order for the provisions of the plans to continue to comply with the requirements of applicable law, including Section 409A of the Internal Revenue Code and the regulations promulgated thereunder. The amendments are effective as of January 1, 2009 and apply to all deferrals made on or after January 1, 2005.

The Company will file the amended and restated Employee Deferred Plan and Director Deferred Plan as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 28, 2008, expected to be filed on or before August 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008	SANMINA-SCI CORPORATION

	By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and Corporate Secretary